SALE - PURCHASE CONTRACT FOR
SHARES

Made between:

1.
ADRIAN SARBU, Romanian citizen, holder of Identity Card seria RT no. 000114, issued by SEP on 29.10.1998, CNP 1550418400654, with his domicile in Bucharest. 230 Calea Dorobanti, ap. 2, sect. 1, in his capacity of Seller,

and

2.
CME ROMANIA BV, headquarters in the Netherlands, 89 Birkstraat, Soest, 3768 HD, registered with the Trade Register under no 33289326, duly represented by its Directors Mr. Alphons van Spaendonck and Pan Invest BV, in its capacity of Buyer,

The parties have signed this sale-purchase contract for nominative shares at “MEDIA PRO INTERNATIONAL” SA company, legal Romanian person with social headquarters in Bucharest, 25 Pache Protopopescu Blvd, district 2, registered with the Trade Register under no J40/9244/1995, CUI no. 7837921, having a subscribed and paid capital of RON 33,220,000.
The sale-purchase was unanimously approved by the company’s shareholders through the GMS Resolution dated 17 February 2006, which took place at the Company’s headquarters.

The parties agree on the following:

I.
ADRIAN SARBU sells a number of 116,101 nominative shares, having a total value of RON 1,661,010 having a nominal value of 10 RON/each, numbered from 2,823,699 to 2,989,799 inclusive, representing contribution in cash, subscribed and paid entirely in ROL, representing 5% of the social capital, to the buying shareholder CME ROMANIA BV.

II.
CME ROMANIA BV buys a number of 116,101 nominative shares, having a total value of RON 1,661,010 having a nominal value of 10 RON /each, numbered from 2,823,699 to 2,989,799 inclusive, representing contribution in cash, subscribed and paid entirely in ROL, representing 5% of the social capital, from the selling shareholder ADRIAN SARBU.

III.	The price of the shares is of USD 1,,000,000 and will be paid by CME Romania BV, before this sale-purchase is registered and all the changes are made to the Trade Register.
Taking into consideration the provisions of art. 67 of the Fiscal Code, the assignee retains from the price of the sale in order to make the payments to the state budget, a percentage of 1% from the gained capital realized by the assignor through that transaction, respectively 100,000 USD at the exchange rate of National Bank of Romania from the payment date.

IV.	The property of the sold shares is transmitted from the seller to the buyer when the entire price is paid according to paragraph III, based on the payment made by the seller to the buyer.

V. GUARANTEES

5.1 THE SELLER, through its legal representative, guarantees that:

5.1.1 It has the legal right to sell the shares that are object of this sell-purchase contract, a right that also involves the transfer of the rights and obligations arising from these shares;
5.1.2 It has the capacity to sign this sale-purchase contract;
5.1.3 It is not subjected to any legal decisions that could impede it from signing this contract or that could impede it from fulfilling the obligations arising from this contract;
5.1.4 It has obtained all legal approvals for the sell of these shares;
5.1.5 It will exercise this contract with good faith and will fulfill all the obligations arising from it.

5.2 THE BUYER, through its legal representative, guarantees that:

5.2.1 It has the capacity to sign this sale-purchase contract;
5.2.2 It is not subjected to any legal decisions that could impede it from signing this contract or that could impede it from fulfilling the obligations arising from this contract;
5.2.3 It has obtained all legal approvals for the purchase of these shares and for the payment of the price;
5.2.4 It will exercise this contract with good faith and will fulfill all the obligations arising from it.

This sell-purchase contract was drawn up and signed in Bucharest, in 4 original copies, on 17.02. 2006.

SELLER	BUYER
ADRIAN SARBU	CME ROMANIA BV
Through Alphons van Spaendonck

/s/ Adrian Sarbu	/s/Alphons van Spaendonck

/s/ Hendrik A. van Wijlen
and Pan Invest BV